UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2010

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1–16817	04–3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617–796–8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐ Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐ Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01               Other Events.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2010, Five Star Quality Care, Inc., or the Company, received a letter from the Board of Trustees of Senior Housing Properties Trust, or SNH, the Company’s largest landlord, on May 12, 2010, requesting that the Board of Directors of the Company consider appointing a committee of the Company’s Independent Directors to meet with a committee of SNH’s Independent Trustees to consider possible transactions between the Company and SNH in light of recent tax law changes with respect to real estate investment trusts and the recent enactment of the Patient Protection and Affordable Care Act, as further set forth in that letter.  A copy of that letter was attached to that Form 8-K as Exhibit 99.1.  As further disclosed in that Form 8-K, in response to that letter, on May 12, 2010, the Company’s Board of Directors appointed a special committee consisting of its Independent Directors with authority to join such a dialogue and to consider these matters further, including engaging in possible negotiations regarding transactions of the type referenced in the letter or other possible transactions.  The transactions referenced in that letter included (i) changing one or more of the existing leases between SNH, as lessor, and the Company, as lessee, to a management arrangement between an SNH owned taxable real estate investment trust subsidiary, or TRS, and the Company as manager; (ii) combining the Company into an SNH owned TRS; or (iii) otherwise changing one or more of the contractual arrangements between SNH and the Company or taking other actions.  The special committees of the Boards of the Company and SNH have since conferred separately and together.  As a result of these discussions, the Company and SNH mutually agreed that it is not advisable at this time to change the existing leases between the Company and SNH into management arrangements, to combine the Company into an SNH owned TRS or to otherwise change any contractual arrangement between them.  The special committees did decide that, in the future, in connection with the possible acquisition by SNH of properties which may be operated by the Company, the Company and SNH may consider management arrangements using a TRS structure, as well as leases, depending upon the circumstances of any such future acquisition.  Because of their close business relationships, the Company and SNH have discussions from time to time on a variety of matters; and, in the future, these discussions may implicate some of the topics discussed by the special committees described above.  There can be no assurance that any of the potential actions referred to above will or will not be undertaken in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President and Chief Executive Officer

Dated:  June 15, 2010